Exhibit 10.6

SEPARATION AGREEMENT AND MUTUAL RELEASE

This SEPARATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is entered into by and between ProPetro Holding Corp., a Delaware corporation (the “Company”), and Ian Denholm (“Denholm”).  Denholm and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Denholm has agreed (at the request of the Company) to resign from his employment with the Company effective as of December 8, 2019; provided, however, that either the Company or Denholm may elect an earlier separation date (the actual date on which Denholm experiences a separation from service with the Company, the “Separation Date”);

WHEREAS, the Parties wish for Denholm to receive certain pay and benefits in connection with his separation as set forth in this Agreement, which pay and benefits are conditioned upon Denholm’s timely execution of and compliance with the terms of this Agreement and, if applicable, Denholm’s timely execution and delivery of the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims or causes of action that the Parties have or may have against each other, including any claims or causes of action that Denholm may have arising out of Denholm’s employment or end of such employment.

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Denholm and the Company, the Parties agree as follows:

1.                                      Transition Assistance, Separation from Employment; Deemed Resignations.

(a)                                 If the date on which Denholm signs this Agreement (the “Signing Date”) precedes the Separation Date, then between the Signing Date and the Separation Date, Denholm shall (i) remain employed by the Company and (ii) continue to receive his base salary and be eligible for other benefits for which he is eligible as of the Signing Date.

(b)                                 If the date on which Denholm signs this Agreement precedes the Separation Date, then between the Signing Date and the Separation Date, Denholm will perform reduced or otherwise modified duties as may be requested by the Executive Chairman of the board of directors or the Interim Chief Financial Officer of the Company until the Separation Date. During such time, Denholm shall assist the Company in transitioning his duties and knowledge regarding the business and operations of the Company or any other Company Party (as defined below) to such individual(s) as the Company may designate from time to time.

(c)                                  The Parties acknowledge and agree that as of the Separation Date,  Denholm will no longer be employed by the Company or any other Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Denholm will automatically be deemed to have resigned, to the extent applicable, (i) as an officer of the Company and each of its Affiliates (as defined below) for which Denholm served as an officer, (ii) from the board of directors or board of managers (or similar governing body) of the Company and each of its Affiliates for which Denholm served as a director or manager, and (iii) from the board of directors or board of managers

(or similar governing body) of any corporation, limited liability entity, unlimited liability entity, or other entity in which the Company or any of its Affiliates holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Denholm served as the Company’s or such other subsidiary’s member’s designee or other representative.

2.                                      Separation Payment.  Provided that Denholm (x) executes this Agreement and returns a signed copy of it to the Company, care of Trey Wilson, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com), so that it is received no later than the close of business on October 7, 2019, (y) in accordance with Section 21, returns to the Company a copy of the Confirming Release that has been signed by him on the Separation Date, and (z) satisfies the other terms and conditions set forth in this Agreement, Denholm shall receive the following consideration:

(a)                                 During the period beginning on the Separation Date and ending on the first (1st) anniversary of the Separation Date (the “Payment Period”), the Company will pay to Denholm an aggregate amount equal to $490,000, less applicable taxes and other withholdings (the “Separation Payment”).  The Separation Payment will be paid in equal installments during the Payment Period, beginning on the first regularly scheduled payroll date of the Company following the Separation Date (the “First Payment Date”), at the same time and in the same manner as Denholm would have been paid had Denholm remained employed by the Company during the Payment Period, in accordance with the Company’s normal payroll practices.  For purposes of Section 409A (including, without limitation, for purposes of Section 1.409A-2(b)(2)(iii) of the Department of Treasury Regulations), Denholm’s right to receive the Separation Payment in the form of installment payments (the “Installment Payments”) shall be treated as a right to receive a series of separate payments and, accordingly, each Installment Payment shall at all times be considered a separate and distinct payment.

(b)                                 During the portion, if any, of the Payment Period that Denholm elects to continue coverage for Denholm and Denholm’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) the Company shall promptly reimburse Denholm on a monthly basis for the difference between the amount Denholm pays to effect and continue such coverage and the employee contribution amount that current employees of the Company pay for the same or similar coverage under such group health plans, less applicable taxes and withholdings (the “COBRA Benefit”).  Each payment of the COBRA Benefit shall be paid to Denholm on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Denholm submits to the Company documentation of the applicable premium payment having been paid by Denholm, which documentation shall be submitted by Denholm to the Company within 30 days following the date on which the applicable premium payment is paid. Denholm shall be eligible to receive such reimbursement payments until the earliest of: (i) the last day of the Payment Period; (ii) the date Denholm is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which Denholm becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Denholm); provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage shall remain Denholm’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums relating to such COBRA continuation coverage.

(c)                                  As of the Separation Date, (i) the portion of Denholm’s outstanding equity awards under the Company’s 2017 Incentive Award Plan as listed on Schedule 2(c) to this Agreement will become immediately fully vested as of the Separation Date and (ii) all outstanding stock options that have become vested as of the Separation Date (determined after giving effect to the foregoing clause (i) of the Section 2(c)) shall remain exercisable through the earlier of October 3, 2020 or the original expiration date of such stock options.

Denholm acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Denholm is eligible to receive as severance pay from the Company or any other Company Party, including under the Company’s 2017 Incentive Award Plan.  Denholm specifically acknowledges that he will automatically forfeit any outstanding equity awards granted under the Company’s 2017 Incentive Award Plan, including stock options, restricted stock units, and performance stock units, that are unvested as of the Separation Date and that do not become vested after applying Section 2(c) and that such awards will terminate automatically without any further action by the Company and at no cost to the Company.  For the avoidance of doubt, except as provided in Section 2(c), no awards granted under the Company’s 2017 Incentive Award Plan will vest as a result of, or in connection with, Denholm’s termination of employment, provided, however, Denholm shall retain all rights to awards granted under the Company’s 2017 Incentive Award Plan that are fully vested as of the Separation Date after applying Section 2(c), which shall be governed in accordance with their terms.  Denholm acknowledges that he is aware of the ongoing obligations he may have under the Company’s Insider Trading Policy, applicable securities laws and any other applicable requirements related to any trading in the Company’s securities.

3.                                      Complete Release of Claims.

(a)                                 In exchange for the consideration received by Denholm herein, which consideration Denholm was not entitled to but for Denholm’s entry into this Agreement and, if applicable, the Confirming Release, Denholm hereby releases, discharges and forever acquits the Company and its Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Denholm’s ownership of any interest in any Company Party, Denholm’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Denholm executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as

amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Denholm may have under any employment contract, incentive compensation plan, or equity-based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Denholm is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2, any and all potential claims of this nature that Denholm may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Released Claims do not include any existing rights to indemnification and advancement of expenses incurred in connection with the same that Denholm has under Delaware law or any agreement with the Company. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time.  For purposes of this Agreement, “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization, or other entity of any nature.

(b)                                 Notwithstanding this release of liability, nothing in this Agreement prevents Denholm from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Denholm understands and agrees that Denholm is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.  Further, nothing in this Agreement prohibits or restricts Denholm from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”).  This Agreement does not limit Denholm’s right to receive an award for information provided to a Government Agency.  Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Denholm or (ii) any claim to vested benefits under an employee benefit plan.  Finally, the Released Claims shall not include the Company’s obligations or Denholm’s rights under the Indemnification Agreement dated February 26, 2019 between the Company and Denholm, which shall continue in full force and effect notwithstanding the execution of this Agreement.

(c)                                  Denholm hereby represents and warrants that, as of the time Denholm executes this Agreement, Denholm has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Denholm signs this Agreement. Denholm warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

(d)                                 The Company, on behalf of itself and the Company Parties, hereby releases, discharges and forever acquits Denholm and his attorneys, heirs, assigns, successors, executors and administrators from and against any and all known claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, and expenses (including attorneys’ fees and expenses) whatsoever, under any municipal, local, state, or federal law, common or statutory — for any actions or omissions whatsoever, whether known or unknown and whether connected with the employment relationship between Denholm and the Company or the cessation of Denholm’s employment with the Company which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.  The Company agrees that this Agreement includes a release of any and all known negligence claims, breach of fiduciary or other duty claims, contractual claims (express and implied), fraud and misrepresentation claims.  However, the Company does not release, on behalf of itself or the Company Parties, any claims for which the basis for which is unknown to the Company due to any fraud, misrepresentation, concealment, or failure to disclose by Denholm. The Company acknowledges that Denholm has notified the Company of transactions involving Clarabby Development, LLC, Clarabby Holdings, LLC, Conquistador Capital, LLC  and Dahlia Development, LLC, Denholm and Adam Cunyus (the “Clarabby Transactions”).

4.                                      Denholm’s Representations.

(a)                                 Denholm represents that Denholm has received all leaves (paid and unpaid) that Denholm was owed or could be owed by the Company and each of the other Company Parties and Denholm has received all salary, bonuses and other compensation that Denholm has been owed by the Company Parties as of the date that Denholm executes this Agreement (which amount does not include the consideration described in Section 2 above).

(b)                                 By executing and delivering this Agreement, Denholm expressly acknowledges that:

(i)                                     Denholm has carefully read this Agreement;

(ii)                                  Denholm has had sufficient time to consider this Agreement before the execution and delivery hereof to the Company;

(iii)                               Denholm is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled, and Denholm is not otherwise entitled to the consideration set forth in this Agreement, but for his entry into this Agreement and, if applicable, his entry into the Confirming Release;

(iv)                              Denholm is not aware of any material act or omission on the part of any Company employee (including Denholm), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity that Denholm has not previously communicated to Brown Rudnick LLP. Denholm has disclosed to the Company all transactions since January 1, 2016 in which the Company was or is a participant, the amount involved exceeded $120,000, and in which Denholm has or will have a direct or indirect interest. Further, Denholm’s responses to any inquiries in connection with the internal review conducted by the Company and Brown Rudnick LLP have been true and correct and did not misstate or omit any material responsive information.

(v)                                 Denholm fully understands the final and binding effect of this Agreement; the only promises made to Denholm to sign this Agreement are those stated herein; and Denholm is signing this Agreement knowingly, voluntarily and of Denholm’s own free will, and that Denholm understands and agrees to each of the terms of this Agreement;

(vi)                              The only matters relied upon by Denholm and causing Denholm to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(vii)                           No Company Party has provided any tax or legal advice regarding this Agreement and Denholm has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Denholm’s own choosing such that Denholm enters into this Agreement with full understanding of the tax and legal implications thereof.

5.                                      Affirmation of Restrictive Covenants.                           Denholm acknowledges and agrees that he has continuing obligations to the Company and each of its Affiliates, including obligations with respect to confidentiality, non-competition, non-solicitation, and non-disparagement, pursuant to the stock option agreement, the restricted stock unit agreements, and the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Denholm under the Company’s 2017 Incentive Award Plan. In entering into this Agreement, Denholm specifically acknowledges the validity, binding effect, and enforceability of (i) Article V of the stock option agreement, (ii) Article III of the restricted stock unit agreements, and (iii) Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Denholm.

6.                                      Non-Disparagement. Denholm shall refrain from publishing any oral or written statements about the Company, any Company Party or any of their respective directors, officers, employees, consultants, agents, or representatives that (a) are slanderous, libelous, or defamatory,

(b) disclose confidential information of or regarding the Company’s or any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents, or representatives, or (c) place the Company, any Company Party, or any of their respective directors, officers, managers, members, employees, consultants, agents, or representatives in a false light before the public.  Nothing herein limits Denholm from cooperating with any investigation by any Government Agency.  Conversely, the Company will instruct its officers and directors to refrain from making any oral or written statements about Denholm that are not privileged internal company discussions and are (a) slanderous, libelous or defamatory, (b) are otherwise likely to damage the personal or professional reputation of Denholm or (c) place him in a false light before the public.  Nothing herein limits the Company from cooperating with any investigation by any Government Agency or from making any disclosure necessary or appropriate under applicable securities laws.

7.                                      No Waiver.  No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement or, if applicable, the Confirming Release shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

8.                                      Applicable Law.  This Agreement and, if applicable, the Confirming Release is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.

9.                                      Severability.  To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement or, if applicable, the Confirming Release that renders such term or provision (or part thereof) or any other term or provision of this Agreement or, if applicable, the Confirming Release (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

10.                               Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any payments made pursuant to Section 2 hereof all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

11.                               Arbitration.  Any dispute or controversy based on, arising under or relating to this Agreement shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA”) then in effect.  Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Article V of the stock option agreement, Article III of the restricted stock unit agreements, and Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Denholm under the Company’s 2017 Incentive Award Plan, or (b) Section 6 of this Agreement, and Denholm hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond.  Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees.

12.                               Continued Cooperation.  Following the Separation Date, Denholm will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to any matters related to Denholm’s job responsibilities and otherwise providing information Denholm obtained during the provision of the duties Denholm performed for the Company and the other Company Parties, subject to reimbursement of Denholm’s reasonable expenses incurred in complying with such requests for assistance. Denholm specifically represents that he will assist the Company with respect to its investigation of the Clarabby Transactions.

13.                               Reasonable Assistance with Claims. Denholm shall provide reasonable assistance to the Company and any other Company Party and its counsel in any litigation or human resources matters in which such Denholm may be a witness or potential witness or with respect to which such Denholm may have knowledge of relevant facts or evidence, subject to reimbursement of Denholm’s reasonable expenses incurred in complying with such requests for assistance.

14.                               Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

15.                               Third-Party Beneficiaries.  This Agreement and, if applicable, the Confirming Release shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Denholm’s release of claims, representations and covenants set forth in this Agreement and, if applicable, the Confirming Release.

16.                               Section 409A.  Notwithstanding anything herein to the contrary: (i) Denholm’s termination of employment on the Separation Date is intended to constitute a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations and (ii) it is the intent of the Parties that none of the amounts payable under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, “Section 409A”).  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Denholm on account of non-compliance with Section 409A.

17.                               Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Denholm and the Company.  This Agreement and, if applicable, the Confirming Release, constitute the entire agreement of the

Parties with regard to the subject matters hereof. Notwithstanding the foregoing, this Agreement and, if applicable, the Confirming Release complement (and do not supersede or replace) any other agreements between the Company or any of its Affiliates and Denholm that impose restrictions on Denholm with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 5 above).

There are no oral agreements between Denholm and the Company.  No promises or inducements have been offered except as set forth in this Agreement or, if applicable, the Confirming Release.  Denholm and the Company acknowledge that, in executing this Agreement, neither Party has relied upon any representations or warranties of any other Party.  No promise or agreement which is not expressed in this Agreement and, if applicable, the Confirming Release has been made by the Company to Denholm or by Denholm to the Company in executing this Agreement.  Each Party agrees that any omissions of fact concerning the matters covered by this Agreement and, if applicable, the Confirming Release are of no consequence in the decision to execute this Agreement and, if applicable, the Confirming Release.

18.                               Interpretation.  The Section headings in this Agreement and, if applicable, the Confirming Release have been inserted for purposes of convenience and shall not be used for interpretive purposes.  The words “herein”, “hereof”, “hereunder,” and words of similar import, when used in this Agreement and, if applicable, the Confirming Release shall refer to this Agreement and the Confirming Release as a whole and not to any particular provision of this Agreement or the Confirming Release. The use herein of the word “including” following any general statement, term, or matter shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items, or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  References herein to any agreement, instrument, or other document mean such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement.  No provision, uncertainty or ambiguity in or with respect to this Agreement or, if applicable, the Confirming Release shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement and the Confirming Release has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

19.                               Return of Property. Denholm acknowledges and agrees that he will return to the Company all documents, files (including electronically stored information), and other materials constituting or reflecting confidential or proprietary information of the Company or any other Company Party, and any other property belonging to the Company or any other Company Party, including all computer files, electronically stored information, and other materials, and Denholm shall not maintain a copy of any such materials in any form.

20.                               Assignment. This Agreement is personal to Denholm and may not be assigned by Denholm. The Company may assign its rights and obligations under this Agreement and, if applicable, the Confirming Release without Denholm’s consent, including to any other Company Party and to any successor (whether by merger, purchase, or otherwise) to all or substantially all of the equity, assets, or businesses of the Company.

21.                               Reaffirmation of Release.  If the Signing Date precedes the Separation Date, then Denholm shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”) on the Separation Date and return the executed Confirming Release to the Company, care of Trey Wilson, ProPetro Holding Corp., 1706 S. Midkiff, Bldg. B, Midland, Texas 79701 (e-mail: trey.wilson@propetroservices.com), so that it is received no later than the close of business on the Separation Date.

[Signatures begin on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

PROPETRO HOLDING CORP.

By:	/s/ Darin G. Holderness
Name:	Darin G. Holderness
Title:	Interim Chief Financial Officer

Date:	October 9, 2019

IAN DENHOLM

/s/ Ian Denholm
Ian Denholm

Date:	October 9, 2019

SIGNATURE PAGE TO

SEPARATION AND GENERAL RELEASE AGREEMENT

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 21 of the Separation and General Release Agreement (the “Separation Agreement”), entered into by and between ProPetro Holding Corp., a Delaware corporation (the “Company”), and Ian Denholm (“Denholm”).  Denholm’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the day Denholm signs it.  Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement.  In signing below, Denholm agrees as follows:

1.                                      Complete Release of Claims.

(a)                                 For good and valuable consideration, including the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), which consideration Denholm was not entitled to but for Denholm’s entry into this Confirming Release, Denholm hereby releases, discharges and forever acquits the Company and its Affiliates and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Confirming Release Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Denholm’s ownership of any interest in any Confirming Release Company Party, Denholm’s employment with any Confirming Release Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Denholm executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Denholm may have under any employment contract, incentive compensation plan, or equity-based plan with any Confirming Release Company Party (including any award agreement) or to any ownership interest in any Confirming Release Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Denholm is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2 of the Separation Agreement, any and all potential claims of this nature that Denholm may have against the Confirming Release Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. Notwithstanding the foregoing, the Further Released Claims do not include any existing rights to indemnification and advancement of expenses incurred in connection with the same that Denholm has under Delaware law or any agreement with the Company. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.

(b)                                 Notwithstanding this release of liability, nothing in this Confirming Release prevents Denholm from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Denholm understands and agrees that Denholm is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.  Further, nothing in this Confirming Release prohibits or restricts Denholm from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”).  This Confirming Release does not limit Denholm’s right to receive an award for information provided to a Government Agency.  Further, in no event shall the Further Released Claims include (i) any claim which arises after the date that this Agreement is executed by Denholm or (ii) any claim to vested benefits under an employee benefit plan.

(c)                                  Denholm hereby represents and warrants that, as of the time Denholm executes this Agreement, Denholm has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any Government Agency or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Denholm signs this Agreement. Denholm warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

2.                                      Representations and Warranties Regarding Claims.  Denholm hereby represents and warrants that, as of the date on which Denholm signs this Confirming Release, Denholm has not filed any claims, complaints, charges, or lawsuits against any of the Confirming Released Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Denholm signs this Confirming Release.  Denholm hereby further represents and warrants that Denholm has not made any assignment, sale, delivery, transfer, or conveyance of any rights Denholm has asserted or may have against any of the Confirming Released Parties with respect to any Further Released Claim.

3.                                      Denholm’s Acknowledgements.  Denholm acknowledges that:

(a)                                 Denholm is not otherwise entitled to the consideration set forth in the Separation Agreement, but for his entry into the Separation Agreement and his entry into (and non-revocation of) this Confirming Release;

(b)                                 Denholm fully understands the final and binding effect of this Confirming Release, Denholm is signing this Confirming Release knowingly, voluntarily, and of Denholm’s own free will, and Denholm understands and agrees to each of the terms of this Confirming Release;

(c)                                  The only matters relied upon by Denholm and causing Denholm to sign this Confirming Release are the provisions set forth in writing within the four corners of this Confirming Release and the Separation Agreement; and

(d)                                 No Confirming Released Party has provided any tax or legal advice to Denholm regarding this Confirming Release or the Separation Agreement and Denholm has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Denholm’s own choosing such that Denholm enters into this Confirming Release with full understanding of the tax and legal implications thereof.

(e)                                  Denholm is not aware of any material act or omission on the part of any Company employee (including Denholm), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company or any other Company Party to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity that Denholm has not previously communicated to Brown Rudnick LLP. Denholm has disclosed to the Company all transactions since January 1, 2016 in which the Company was or is a participant, the amount involved exceeded $120,000, and in which Denholm has or will have a direct or indirect interest. Further, Denholm’s responses to any inquiries in connection with the internal review conducted by the Company and Brown Rudnick LLP have been true and correct and did not misstate or omit any material responsive information.

4.                                      Arbitration.  Any dispute or controversy based on, arising under or relating to this Confirming Release shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA”) then in effect.  Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Article V of the stock option agreement, Article III of the restricted stock unit agreements, and Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Denholm under the Company’s 2017 Incentive Award Plan, or (b) Section 6 of the Separation Agreement, and Denholm hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond.  Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator.  Within 20 days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees.

5.                                      Amendment; Entire Agreement.  This Confirming Release may not be changed orally but only by an agreement in writing agreed to and signed by Denholm and the Company.  The Separation Agreement and this Confirming Release, constitute the entire agreement of the Parties with regard to the subject matters hereof. Notwithstanding the foregoing, the Separation Agreement and this Confirming Release complement (and do not supersede or replace) any other agreements between the Company or any of its Affiliates and Denholm that impose restrictions on Denholm with regard to confidentiality, non-competition, non-solicitation, or non-disparagement (including the award agreements referenced in Section 5 of the Separation Agreement).

There are no oral agreements between Denholm and the Company.  No promises or inducements have been offered except as set forth in the Separation Agreement and this Confirming Release.  Denholm and the Company acknowledge that, in executing this Confirming Release, neither Party has relied upon any representations or warranties of any other Party.  No promise or agreement which is not expressed in the Separation Agreement and this Confirming Release has been made by the Company to Denholm or by Denholm to the Company in executing this Confirming Release.  Each Party agrees that any omissions of fact concerning the matters covered by this the Separation Agreement and this Confirming Release are of no consequence in the decision to execute this Confirming Release.

6.                                      Return of Property.  Denholm represents and warrants that Denholm has returned to the Company all property belonging to the Company and any other Confirming Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Denholm by the Company or any other Confirming Released Party in the course of Denholm’s employment and Denholm further represents and warrants that Denholm has not maintained a copy of any such materials in any form.

DENHOLM HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

IAN DENHOLM

Ian Denholm

Date:

SCHEDULE 2(c)

•                  2,995 stock options granted on March 16, 2017

•                  445 restricted stock units (“RSUs”) granted on June 5, 2017

•                  766 RSUs granted on April 18, 2018

•                  940 RSUs granted on March 18, 2019

•                  2,960 performance share units (“PSUs”) granted on April 18, 2018

•                  1,297 PSUs granted on March 18, 2019

Schedule 2(c)